Exhibit 16.3
November 14, 2008
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561
Dear Sirs/Madams:
We have read Item 4.01 of Cornerstone Therapeutics Inc.’s Amendment No. 1 on Form 8-K/A dated October 30, 2008 and have the following comments:
1.    We agree with the statements made in paragraphs two, three, four, five and six.
2.     We have no basis on which to agree or disagree with the statements made in the other paragraphs.
Yours truly,
/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts